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                                                                    EXHIBIT 3.40

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS
   (Please read instructions and Paperwork Reduction Act notice on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is: CARPENTER ENTERPRISES LIMITED

2.       The corporation identification number (CID) assigned by the Bureau is:
         3 2 8 - 3 7 2

3.       The location of its registered office is:

           100 Renaissance Center, 36th Floor, Detroit, Michigan 48243-1157
           ___________________________________________           __________
           (Street Address)                    (City)            (Zip Code)

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

         The total authorized capital stock is:

         1. Common Shares: 10,000; Par Value Per Share: $.001

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5.       COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS
         CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a.[ ] The foregoing amendment to the Articles of Incorporation was duly adopted on the ____ day of __________, 19_____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

         Signed this __________ day of _________________________________, 19____

         ___________________________________    ________________________________

         ___________________________________    ________________________________
      (Signatures of all incorporators; type or print name under each signature)

b.[X] The foregoing amendment to the Articles of Incorporation was duly adopted on the 5th day of October, 19 88 . The amendment: (check one of the following)

         [ ] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

         [ ] was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

         [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

         [X] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with
                  Section 407(3) of the Act.

                                Signed this 5th day of October, 1988.

                                By  /s/ Patricia Riley Merrick
                                    ___________________________________________
                                    PATRICIA RILEY MERRICK

                                                    Chairman
                                _______________________________________________
                                (Type or Print Name)      (Type or Print Title)

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DOCUMENT WILL BE RETURNED TO NAME               Name of person or organization
AND MAILING ADDRESS INDICATED IN THE            remitting fees:
BOX BELOW.Include name, street and number (or   PEPPER, HAMILTON & SCHEETZ
 P.O. box), city, state and ZIP code.
ELAINE E. BLACK                                 Preparer's name and business
Pepper, Hamilton & Scheetz                      telephone number:
100 Renaissance Center                          Elaine E. Black
36th Floor                                      (313) 259-7110
Detroit, Michigan  48243

                          INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document is submitted.

2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

         Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation organized on a nonstock directorship basis, as authorized by Section 302 of the act, may or may not have members, but if it has members, the members are not entitled to vote.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 4 - The article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

7. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and is signed in ink by all of the incorporators listed in Article V of the Articles of Incorporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

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8.       FEES: Filing fee (Make remittance payable to State of Michigan) $10.00
               Franchise fee for profit corporations (payable only if authorized capital stock has increased -1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

9.       Mail form and fee to:
              Michigan Department of Commerce
              Corporation and Securities Bureau
              Corporation Division
              P.O. Box 30054
              6546 Mercantile Way
              Lansing, MI  48909
              Telephone: (517) 334-6302